EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

In re:	)	Case No. 04-B-28747
	)	Jointly Administered
UNIVERSAL ACCESS GLOBAL	)	Chapter 11
HOLDINGS INC., et al.,	)	Honorable Jack B. Schmetterer
)
Debtors.	)
)
)

ORDER PURSUANT TO SECTIONS 105, 363, AND 365 OF THE
BANKRUPTCY CODE AND RULES 2002, 6004, 6006 AND 9014 OF THE
FEDERAL RULES OF BANKRUPTCY PROCEDURE (i) APPROVING
BIDDING PROCEDURES, INCLUDING BREAK-UP FEE PAYABLE TO VANCO
DIRECT USA, LLC; (ii) SCHEDULING BID DEADLINE, AUCTION DATE, AND SALE
HEARING AND APPROVING NOTICE THEREOF; AND (iii) APPROVING
PROCEDURES TO FIX CURE AMOUNTS RELATED TO ASSUMPTION
AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND
UNEXPIRED LEASES AND APPROVING NOTICE THEREOF

Upon the motion, dated March 25, 2005 (the “Motion”), of the debtors and debtors-in-possession (collectively, the “Debtors”) in the above-captioned cases, pursuant to sections 105, 363 and 365 of title 11 of the United States Code (the “Bankruptcy Code”) and Rules 2002, 6004, 6006, and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) for approval of (i) the sale of substantially all of the assets (collectively, the “Assets”) of Universal Access Global Holdings Inc., Universal Access, Inc., Universal Access of Virginia, Inc., Tri-Quad Enterprises, Inc. and Universal Access Communications Inc. (collectively, the “Sellers”) to Vanco Direct USA, LLC (“Vanco”) under the terms of the Asset Purchase Agreement, dated March 24, 2005 between the Sellers(1) and Vanco (the “Stalking Horse

(1)           Capitalized terms used but not defined herein have the meanings ascribed to them in the Bidding Procedures and/or the Motion.

Agreement”), or, alternatively, to the Successful Bidder for the Assets, free and clear of liens, claims, encumbrances and interests, (ii) the institution of bidding procedures (the “Bidding Procedures,” annexed hereto as Schedule 1), including a break-up fee (the “Break-Up Fee “) payable to Vanco under certain circumstances, and (iii) the assumption and assignment of certain executory contracts and unexpired leases (collectively, the “Assigned Agreements”) by the Sellers to Vanco or, alternatively, to the Successful Bidder for the Assets; and it appearing that notice of the Motion as it pertains to the entry of this Bidding Procedures Order was good and sufficient under the circumstances and that no other or further notice need be given with respect to entry of this Bidding Procedures Order; and the Court having reviewed the Motion and all objections thereto, if any, and having heard the statements in support of the relief requested therein at a hearing before the Court (the “Hearing”); and it appearing that entry of this Order is in the best interests of the Debtors and their estates, creditors and stakeholders; and upon the Motion and the record of the Hearing and all other proceedings had before the Court; and after due deliberation and good cause appearing therefor,

IT IS HEREBY FOUND AND DETERMINED THAT:(2)

A.            The Court has jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334.  Consideration of the Motion and the relief requested therein is a core proceeding pursuant to 28 U.S.C. § 157(b).  Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

B             Notice of the Motion and an opportunity to object or be heard with respect to the Motion and the relief requested therein have been afforded to all interested persons and entities.

(2)           Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.  See Fed. R. Bankr. P. 7052.

C.            The Debtors have actively marketed the Assets since January of 2004 through their own efforts and those of Daniels and Associates retained hereon November 5, 2004.  The Stalking Horse Agreement represents the highest and best offer that the Debtors have received to date as a result of such marketing efforts.

D.            The Debtors have articulated good and sufficient business reasons to support this Court’s determination to approve the Bidding Procedures in their entirety, including (i) the payment of the Break-Up Fee to Vanco (if necessary) in accordance with the terms of the Stalking Horse Agreement, (ii) the scheduling of a bid deadline, auction, and sale hearing for the sale of the Assets, and (iii) the establishment of procedures to fix the amounts (the “Cure Amounts”) necessary to be paid under section 365 of the Bankruptcy Code in connection with the assumption, sale and assignment of the Assigned Agreements.

E.             The Break-Up Fee to be paid in accordance with the terms of the Stalking Horse Agreement (i) is not tainted by self-dealing, (ii) was negotiated by the parties to the Stalking Horse Agreement in good faith and at arm’s length, (iii) will not hamper bidding for the Assets, and (iv) is reasonable in light of the size and nature of the proposed transaction, the commitments that have been made by Vanco, and the efforts that have been and are expected to be expended by Vanco.  The Break-Up Fee is an actual and necessary cost and expense of enhancing and preserving the value of the Assets for the Debtors’ estates, within the meaning of section 503(b) of the Bankruptcy Code, commensurate to the real and substantial benefit upon the estates by Vanco, and necessary to induce Vanco to continue to pursue the purchase of the Assets.

F.             The Stalking Horse Agreement and its terms were negotiated by the Sellers and Vanco in good faith and at arm’s length.

G.            The Bidding Procedures are fair, reasonable and appropriate and are designed to maximize the value of the Assets.

H.            The form and scope of Notices (as defined below) are reasonable and appropriate and comply with all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, Local Rules for the United States Bankruptcy Court for the Northern District of Illinois and applicable case law.

I.              The entry of this order (the “Bidding Procedures Order”) is in the best interests of the Debtors and their estates, creditors and stakeholders.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1.             The Motion, as it pertains to the matters addressed herein, is granted.  All objections to the entry of this Bidding Procedures Order that have not been withdrawn or resolved by agreement among the parties as set forth on the record of the Hearing are overruled in their entirety.

BIDDING PROCEDURES AND BREAK-UP FEE

2.             The Bidding Procedures, annexed hereto as Schedule 1, are incorporated herein by reference, are approved and shall govern all bids and bid procedures relating to the sale of the Assets.  The Debtors are authorized to take any and all actions necessary or appropriate to implement the Bidding Procedures.

3.             Allowance and payment of the Break-Up Fee under the circumstances set forth and in accordance with the terms of the Stalking Horse Agreement is approved, and Vanco shall be entitled to the Break-Up Fee to the extent set forth in the Stalking Horse Agreement.  If payment of the Break-Up Fee is triggered under the terms of the Stalking Horse Agreement because (i) a party other than Vanco is the successful bidder or (ii) this Court declines to approve the proposed sale to Vanco on the grounds that the sale is not in the best interests of the estates for a reason other than ordering the sale of the Assets to a party other than Vanco: (a) the Debtors are authorized, without need for any application, motion, or further order of this Court, to pay to Vanco the Break-Up Fee in the manner and upon the terms set forth in the Stalking Horse Agreement; and (b) the Break-Up Fee shall constitute an allowed administrative expense claim arising in the Debtors’ chapter 11 cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code.

4.             As further described in the Bidding Procedures, the deadline for submitting Qualified Bids for the Assets (the “Bid Deadline”) shall be May 10, 2005 at 4:00 p.m. (prevailing Chicago Time).  No bid shall be deemed to be a Qualified Bid (as defined in the Bidding Procedures) or otherwise considered for any purposes unless such bid meets the requirements set forth in the Bidding Procedures.  The Debtors may, if a higher or otherwise better Qualified Bid is received timely by the Debtors, conduct an auction for the Assets (the “Auction”) on May 13, 2005 at 9:30 a.m. (prevailing Chicago Time), or at such later time or place as the Debtors shall notify Vanco and all Qualified Bidders who have submitted Qualified Bids.  If no higher or otherwise better Qualified Bid is received timely by the Debtors, then the Debtors shall not conduct the Auction and shall present Vanco and the Stalking Horse Agreement to the Court for approval at the Sale Hearing as the highest and best bid to purchase the Assets.

5.             Vanco is a Qualified Bidder and the Stalking Horse Agreement is a Qualified Bid.

SALE HEARING

6.             After the Auction, if applicable, the Court shall hold a sale hearing (the “Sale Hearing”) on May 17, 2005 at 2:00 p.m. (prevailing Chicago Time), at which time the Court will consider approval of the sale of the Assets to Vanco or, alternatively, to the Successful Bidder under the Bidding Procedures (the “Sale”).

7.             The Debtors shall mail notice of the Bid Deadline, Auction, and Sale Hearing (the “Notice of Bid Deadline, Auction, and Sale Hearing”, substantially in the form annexed hereto as Schedule 2) to (i) all of the known creditors of the Business; (ii) all of the known shareholders of the Debtors as of March 1, 2005, as provided by the Debtors’ transfer agent; and (iii) all current employees of the Debtors and employees of the Debtors as of August 4, 2004.

ASSUMPTION AND ASSIGNMENT OF EXECUTORY
CONTRACTS AND UNEXPIRED LEASES

8.             The Debtors shall send notice (the “Notice of Assumption and Assignment”) to all of the Non-Debtor Counterparties to the Assigned Agreements substantially in the form annexed hereto as Schedule 3.  The Notice of Assumption and Assignment will set forth (i) the Debtors’ intent to assume, sell and assign the Assigned Agreements to Vanco in accordance with the Stalking Horse Agreement, or, alternatively, to the Successful Bidder under the Bidding Procedures, and (ii) the Cure Amounts associated with the assumption, sale and assignment of each Assigned Agreement.

9.             All objections to the assumption, sale and assignment of any Assigned Agreements or the Cure Amounts must be filed with the Bankruptcy Court and served upon (i) the United States Trustee for the Northern District of Illinois, 227 West Monroe Street, Suite 3350, Chicago, Illinois 60606, Attention: Stephen G. Wolfe, Esq.; (ii) counsel for the Debtors, Duane Morris LLP, 227 West Monroe Street, Suite 3400, Chicago, Illinois 60606, Attention:

John Collen, Esq.; (iii) counsel for Vanco, Morrison Cohen LLP, 909 Third Avenue, New York, New York  10022, Attention: Joseph T. Moldovan, Esq.; and (iv) counsel to the Official Committee of Unsecured Creditors, Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, Attention: David W. Wirt, Esq.  (the “Objection Notice Parties”), so as to be received no later than 4:00 p.m. (prevailing Chicago Time) on the date that is ten (10) days from the date the Notice of Assumption is sent.  All such objections must state with specificity the nature of such objection and may be heard by the Court at the Sale Hearing, or such other date that the Debtors may request for hearing.

10.           If an objection challenges a Cure Amount, the objection must set forth the cure amount being claimed by the objecting party (the “Claimed Cure Amount”) with appropriate documentation in support thereof.  Upon receipt of a timely filed and served objection to a Cure Amount, the Debtors may, in their sole discretion, hold an amount equal to the Claimed Cure Amount in reserve pending further order of the Court or agreement between the Debtors and the objecting party.  So long as the Debtors hold the Claimed Cure Amount in reserve, the Debtors can, without further delay, assume, sell and assign the Assigned Agreement that is the subject of such Claimed Cure Amount objection.

11.           If no objection to the Cure Amount or the proposed assumption, sale and assignment of an Assigned Agreement is timely filed and served, (i) the Debtors may (but are not required to) assume, sell and assign such an Assigned Agreement to Vanco, or, alternatively, the Successful Bidder for the Assets, (ii) the Cure Amount set forth in the Notice of Assumption and Assignment shall be binding upon the respective Non-Debtor Counterparty to the Assigned Agreement for all purposes of the Motion and any Sale contemplated thereby, and (iii) the respective Non-Debtor Counterparty shall be forever barred from objecting to the assumption, sale and assignment of the relevant Assigned Agreement and/or the Cure Amount, including, without limitation, the right to assert against the Debtors or Vanco (or, if applicable, another Successful Bidder) any set-off, condition to assignment and/or any additional cure or other amount with respect to their respective Assigned Agreement.

12.           In the event Vanco is not the Successful Bidder, Non-Debtor Counterparties to the Assigned Agreements may raise objections to adequate assurance of future performance under the Assigned Agreements at the Sale Hearing.  Any objection to the assumption, sale and assignment of any Assigned Agreement to Vanco on grounds of lack of adequate assurance of future performance shall be raised in a timely objection to the Sale filed with the Court and served on the Objection Notice Parties in accordance with paragraph 9 above.

13.           The effective date of any assumption, sale and assignment of any Assigned Agreement shall be the Closing Date (as defined in the Stalking Horse Agreement or Stalking Horse Agreement Markup, as applicable).  Accordingly, any Cure Amounts to be paid under any Assigned Agreement will also be paid upon or as soon as reasonably practicable after the Closing Date or as soon thereafter as the Cure Amount is fixed by the Court or agreed upon by the Debtors and the objecting party.

ADDITIONAL NOTICE AND OBJECTIONS TO THE SALE

14.           The notices described in subparagraphs (a)-(e) below (collectively, the “Notices”) shall be good and sufficient, and no other or further notice shall be required if given as follows:

a.             The Debtors (or their agent) cause to be served, within three (3) business days after entry of the Bidding Procedures Order (the “Mailing Deadline”), by first-class mail, postage prepaid, copies of the Bidding Procedures Order upon: (i) the United States Trustee for the Northern District of Illinois, (ii) counsel for the Official Committee of Unsecured Creditors, (iii) counsel for Vanco, (iv) any party who, in the past three months, expressed in writing to the Debtors (or their advisors) an interest in acquiring the Assets, and who the Debtors and their representatives reasonably and in good faith determine potentially have the financial wherewithal to effectuate the transaction contemplated in the Stalking Horse Agreement, (v) all parties who are known to possess or assert a secured claim against or interest in the Assets, (vi) the Securities and Exchange Commission, (vii) the Internal Revenue Service, (viii) all applicable state attorneys general and local regulatory authorities, (ix) all applicable state and local taxing authorities, and (x) all parties who have filed notices of appearance requesting service of pleadings in these cases in accordance with Bankruptcy Rule 2002, received by the Debtors as of the day prior to the date of such service.

b.             On or before the Mailing Deadline, the Debtors (or their agent) cause to be served by first-class mail, postage prepaid, the Notice of Bid Deadline, Auction and Sale Hearing upon:  (i) all of the known creditors of the Business; (ii) all known shareholders of the Debtors as of March 1, 2005, as provided by the Debtors’ transfer agent; and (iii) all current employees of the Debtors and employees of the Debtors as of August 4, 2004.

c.             On or before the Mailing Deadline, the Debtors (or their agent) cause to be served by first-class mail, postage prepaid, the Notice of Assumption and Assignment upon all known Non-Debtor Counterparties to the Assigned Agreements.  Such parties shall have ten (10) days from the date the Debtors mail such notice to file with the Bankruptcy Court and serve on the Objection Notice Parties an objection to the assumption and assignment of such Assigned Agreements and/or to the proposed Cure Amounts related thereto, if any.

d.             Service of the Notices on corporations, partnerships, unincorporated associations, other forms of business entities or individuals in foreign countries may be effected by overnight delivery service (charges prepaid), facsimile or e-mail.

15.           All objections to the Sale of the Assets (other than objections relating to the assumption and assignment of the Assigned Agreements and/or to proposed Cure Amounts related thereto) must be filed with the Court and served on the Objection Notice Parties so as to be received no later than 4:00 p.m. (prevailing Chicago time) on the date that is five (5) business days prior to, and excluding, the date of the Sale Hearing.  The Official Committee of Unsecured Creditors may file an objection with respect to any matter that arises after the foregoing deadline any time prior to the Sale Hearing, provided that a copy of any such objection is provided to the Debtors and their counsel immediately upon filing by either personal delivery, facsimile or e-mail transmission.

16.           The failure of any objecting person or entity to timely file and serve its objection in accordance with this Order shall be a bar to the assertion, at the Sale Hearing or thereafter, of any objection to the Motion, the assumption and assignment of the Assigned Agreements and/or proposed Cure Amounts, or the consummation and performance of the Sale as contemplated by the terms of the Stalking Horse Agreement, or, alternatively, by the terms of the respective Stalking Horse Agreement Markup with the Successful Bidder (including the transfer of the assets of the Assets free and clear of all liens, claims, encumbrances and interests as part of the Sale).

ADDITIONAL PROVISIONS

17.           The Debtors are authorized and empowered to take such steps, expend such sums of money, and do such other things as may be necessary and reasonable to implement and effect the terms and requirements of this Bidding Procedures Order.

18.           The failure specifically to include any particular provisions of the Bidding Procedures in this Order shall not diminish or impair the effectiveness of such provisions, it being the intent of the Court that the Bidding Procedures be authorized and approved in their entirety.

19.           Notwithstanding Bankruptcy Rules 6004(g) and 6006(d), this Bidding Procedures Order shall not be stayed for ten (10) days after the entry hereof and shall be effective and enforceable immediately upon signature hereof.

20.           The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Bidding Procedures Order.

Dated:	April 15, 2005
Chicago, Illinois

HON. JACK B. SCHMETTERER
UNITED STATE BANKRUPTCY JUDGE

Schedule 1

Bidding Procedures

Bidding Procedures

1.             Set forth below are procedures (the “Bidding Procedures”) to be used by the Debtors for the sale of substantially all of the assets (“Assets”) of Universal Access Global Holdings Inc., Universal Access, Inc., Universal Access of Virginia, Inc., Tri-Quad Enterprises, Inc. and Universal Access Communications Inc. (collectively, the “Sellers”).  The sale will be subject to competitive bidding as set forth herein and approval by the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”) pursuant to sections 105, 363 and 365 of title 11 of the United States Code (the “Bankruptcy Code”).

2.             On March 24, 2005, the Sellers entered into an asset purchase agreement (the “Stalking Horse Agreement”) with Vanco Direct USA, LLC (“Vanco”), pursuant to which Vanco, among other things, agreed to purchase the Assets in consideration of the Purchase Price (as defined at Section 3.1(a) in the Stalking Horse Agreement)(3) and other terms of the Stalking Horse Agreement.

3.             On March 25, 2005, the Debtors filed a motion (the “Motion”) pursuant to sections 105, 363, and 365 of the Bankruptcy Code seeking approval of, among other things, (i) the sale of the Assets, pursuant to the Stalking Horse Agreement, free and clear of Encumbrances (except Assumed Liabilities), (ii) the institution of Bidding Procedures, including a break-up fee (the “Break-Up Fee “) payable to Vanco in certain circumstances, and (iii) the assumption, sale and assignment of certain executory contracts and unexpired leases.  On April 15, 2005, the Bankruptcy Court entered an order approving the Bidding Procedures (the “Bidding Procedures Order”).  The Bidding Procedures Order set May 17, 2005 at 2:00 p.m. as the date the Bankruptcy Court will conduct a hearing (the “Sale Hearing”) to approve the sale of the Assets.

Assets to be Sold

4.             The Debtors are offering the Assets, as a whole or in lots, for sale to one or more bidders.

5.             The Debtors reserve the right to offer the Assets for sale in any manner whatsoever as the Debtors determine will result in the highest or otherwise best price for the Assets.  Subject to Vanco’s rights under the Stalking Horse Agreement, the Debtors retain all rights to the Assets that are not subject to a bid accepted by the Debtors and approved by the Bankruptcy Court at the Sale Hearing.

(3)           All capitalized terms used herein and not defined herein shall have the meaning ascribed to such term in the Stalking Horse Agreement.

Indications of Interest

6.             The Debtors shall send a form of confidentiality agreement (the “Confidentiality Agreement”), which, in the aggregate, shall be no less favorable to the Debtors than any such confidentiality agreement by and among the Debtors and Vanco, to any person indicating an interest in participating in the Auction for the Assets and requesting information about the Assets who has not previously signed such a confidentiality agreement.

Selection of Qualified Bidders

7.             Each potential purchaser shall complete and execute the Confidentiality Agreement and provide the Debtors no later than three (3) business days prior to the Auction with (i) evidence (in the form of cash on hand, an unconditional commitment letter, an irrevocable letter of credit or like evidence) of its financial ability to purchase the Assets and (ii) such other information as the Debtors reasonably request to demonstrate the potential purchaser’s ability to purchase the Assets and timely consummate its bid (all of the foregoing, collectively, an “Adequate Assurance Package”).  No later than two (2) business days before the Auction, the Debtors and their professionals will qualify potential purchasers who may continue with the bidding process (the “Bidding Process”).  The Debtors shall notify each potential purchaser who has returned an executed Confidentiality Agreement, who has satisfactory financial qualifications and whom the Debtors have selected, in their sole discretion after consultation with the Official Committee of Unsecured Creditors (the “Committee”), as qualified bidders (“Qualified Bidders”), with a copy of such notice to Vanco contemporaneously therewith.  No later than two (2) business days prior to the Auction, the Debtors shall notify Vanco and all Qualified Bidders of the list of Qualified Bidders.  Any person who wishes to participate in the Bidding Process with respect to the Assets must be a Qualified Bidder with respect to the Assets.  The Debtors and their representatives shall not be obligated to furnish any information of any kind whatsoever relating to the Assets to any person who the Debtors do not believe is capable of becoming a Qualified Bidder.  Except as set forth in the Motion and the accompanying Bidding Procedures Order, the Debtors, in their sole discretion, may amend the rules set forth herein for the Bidding Process or adopt such other rules for the Bidding Process that will better promote the goals of the Bidding Process, provided, however, that (i) such amendment is consistent with the Stalking Horse Agreement unless Vanco consents to such modification; and (ii) the Debtors may not amend or alter the amount of the Break-Up Fee, the amount of the Initial Overbid Amount Requirement, or the Incremental Bid Amount, without a further order of the Bankruptcy Court.  Vanco is a Qualified Bidder.

Form of Asset Purchase Agreement and Due Diligence

8.             The Debtors shall send to each prospective bidder a copy of the Stalking Horse Agreement.  Each Qualified Bidder submitting a bid shall produce a markup of the Stalking Horse Agreement (each, a “Stalking Horse Agreement Markup”) containing the terms of its bid, including the amount and any other terms of consideration offered for the Assets to be purchased.  The Debtors will provide Qualified Bidders with reasonable access to the books, records, and executives of the Assets for the purpose of conducting

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due diligence.  Any interested bidder should contact Daniels & Associates, L.P., Attention:  Craig Moseley, 3200 Cherry Creek South Drive, Suite 500, Denver, Colorado  80209, Telephone:  (303) 778-5578, Facsimile:  (303) 778-5599, to seek to become a Qualified Bidder and, thereafter, to request information in connection with due diligence.

Submission of Bids/Deposit

9.             All bids must be in writing and accompanied by an executed Stalking Horse Agreement Markup.  Each Qualified Bidder must submit a “clean”, executed version of the Stalking Horse Agreement Markup together with a blackline, which reflects the proposed changes to the terms and conditions of the Stalking Horse Agreement.  IF ANY BID IS CONDITIONED ON THE ASSUMPTION AND ASSIGNMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES, THEN SUCH BIDDER SHALL BE REQUIRED TO PROVIDE EVIDENCE OF ITS ABILITY TO PROVIDE ADEQUATE ASSURANCE OF FUTURE PERFORMANCE OF SUCH CONTRACTS OR LEASES ALONG WITH THE BID (along with the information required in paragraph 7, an “ADEQUATE ASSURANCE PACKAGE”).  Except as otherwise set forth in the Stalking Horse Agreement with respect to Vanco, each Stalking Horse Agreement Markup shall propose value in an amount at least equal to Four Hundred Forty Thousand Dollars ($440,000.00) above the Purchase Price (“Initial Overbid Amount Requirement”) and be accompanied by a good faith cash deposit (the “Good Faith Deposit”) equal to One Million Dollars ($1,000,000.00) payable to Debtors at an account designated by the Debtors.  All Stalking Horse Agreement Markups and Adequate Assurance Packages must be submitted in writing so that they are actually received no later than May 10, 2005 at 4:00 p.m. (prevailing Chicago Time) (the “Bid Deadline”) by Universal Access, Inc., 200 S. Wacker Drive, Suite 1200, Chicago, Illinois  60606, Attention:  Richard Monto, Esq., with copies to the following parties: (i) counsel for the Debtors, Duane Morris LLP, 227 West Monroe Street, Suite 3400, Chicago, Illinois 60606, Attention: John Collen, Esq.; (ii) counsel to the Official Committee of Unsecured Creditors, Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, Attention:  David W. Wirt, Esq.; and (iii) the Office of the United States Trustee, 227 West Monroe Street, Suite 3350, Chicago, Illinois 60606, Attention:  Stephen G. Wolfe, Esq.

10.           By submitting a signed Stalking Horse Agreement Markup with a Good Faith Deposit, a Qualified Bidder irrevocably offers for a period of 60 days after entry of the Sale Order to purchase the Assets pursuant to the terms of the Qualified Bidder’s Stalking Horse Agreement Markup, if such agreement is accepted by the Debtors.  The Stalking Horse Agreement is also subject to the terms of this provision if Vanco is not the Successful Bidder but is the second highest or otherwise best bidder.

11.           Bids must: (i) provide for a purchase price which is at least as much as the Initial Overbid Amount Requirement and specify the portion of consideration to be paid in cash and the portion to be paid in any other form of value; (ii) if any consideration is to be provided in a form other than cash, provide information concerning such consideration to permit the Debtors to assess accurately the value of such consideration; (iii) provide sufficient indicia that such Qualified Bidder or representative is legally empowered, by power of attorney or otherwise, and financially capable to (A) bid on behalf of the prospective bidder, and (B) complete and sign, on behalf of the bidder, a binding and enforceable

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asset purchase agreement; (iv) identify with particularity each and every executory contract or unexpired lease the assumption and assignment of which is a condition to closing; and (v) identify with particularity each and every other condition to Closing.  Bids cannot contain any financing contingencies.

12.           A bid that the Debtors determine, in their sole discretion and after consultation with the Committee, meets all the foregoing requirements constitutes a “Qualified Bid.”  The Debtors are permitted but not required to consider any bid or bidder that does not timely comply with all of the foregoing requirements.  No later than two (2) business days before the Auction, the Debtors shall inform Vanco and each Qualified Bidder which bids have been designated by the Debtors as Qualified Bids.

13.           Except as set forth herein, all bids shall be kept confidential with access restricted to the Debtors, the Committee, Vanco and other Qualified Bidders.  Bids may, however, be revealed to any other party at the option of the Debtors.  The Debtors may request additional information from a bidder to evaluate such bidder’s ability to consummate a transaction and to fulfill its obligations in connection therewith and such bidder shall be obligated to provide such information as a precondition to participating further in the Bidding Process and Auction.

“As Is, Where Is”

14.           The sale of any Assets shall be on an “as is, where is” basis and without representations or warranties of any kind, nature, or description by the Debtors, their agents or estates, except to the extent set forth in any agreement(s) with the Successful Bidder(s).  Except as otherwise provided in the Stalking Horse Agreement, all of the Debtors’ right, title and interest in and to the Assets to be acquired shall be sold free and clear of all Encumbrances (except Assumed Liabilities), as defined in the Stalking Horse Agreement or Stalking Horse Agreement Markup, as applicable (collectively, the “Transferred Liens”), such Transferred Liens to attach to the net proceeds of the Sale of such assets.

15.           Each Qualified Bidder, other than Vanco (whose acknowledgements and representations are contained in the Stalking Horse Agreement), shall be deemed to acknowledge and represent that it has had an opportunity to inspect and examine the Assets to be acquired and to conduct any and all due diligence regarding the Assets prior to making its offer, that it has relied solely upon its own independent review, investigation and/or inspection of any documents in making its bid, and that it did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Assets, or the completeness of any information provided in connection with the Bidding Process, in each case except as expressly stated in the Stalking Horse Agreement Markup.

Auction

16.           If any Qualified Bid with respect to any of the Assets has been received from at least one Qualified Bidder other than Vanco, the Debtors may conduct the Auction with respect to the Assets.  The Auction shall take place on May 13, 2005 at 9:30 a.m. (prevailing Chicago Time), at the offices of Duane Morris LLP, 227 West Monroe Street, Chicago,

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Illinois, or, in Debtors’ sole discretion, telephonically, or such later time or other place as the Debtors shall notify Vanco and all other Qualified Bidders who have submitted Qualified Bids with respect to the Assets and expressed their intent to participate in the Auction, as set forth above.  The Debtors shall provide reasonable notice of any adjournment and the time and place for the resumption of the Auction to Vanco and all other Qualified Bidders.  All Qualified Bidders shall appear at the Auction in person, or through a duly authorized representative.  Only Vanco and the previously determined Qualified Bidders shall be entitled to make further bids for the Assets at the Auction.  No later than two (2) business days prior to the Auction, the Debtors shall provide copies of the Qualified Bid(s) it considers the highest or otherwise best Qualified Bid(s) to all Qualified Bidders who have submitted a bid on the respective Asset(s).  No later than one (1) business day prior to the Auction, each Qualified Bidder must inform the Debtors whether it intends to participate in the Auction.

17.           If an Auction is conducted, all bids at the Auction shall be made with the opportunity for all Qualified Bidders to be present, consistent with the procedures authorized herein.

18.           At the start of the Auction, the Debtors shall inform the Qualified Bidders participating in the Auction of the procedures governing the conduct of the Auction, which procedures shall be consistently and uniformly applied.  The Debtors shall have, in their sole and absolute discretion, the ability to set all Auction procedures.  Each bid, submitted after the Initial Overbid Amount Requirement shall be in increments of not less than $50,000 (the “Incremental Bid Amount”).  During the course of the Auction, the Debtors shall inform each participant which Qualified Bid reflects the then highest or otherwise best offer.

19.           After the conclusion of the Auction or if the Debtors determine not to hold an Auction, the Debtors, in consultation with the Committee, shall determine, in good faith, the highest or otherwise best offer for the Assets submitted by a Qualified Bidder (to the extent such bid(s) is acceptable to the Debtors in their sole discretion, the “Successful Bid” and, the bidder making such bid, the “Successful Bidder”); provided, however, that, the Debtors may reject any and all bids, except the Stalking Horse Agreement.  The Court has set May 17, 2005 at 2:00 p.m. for the Sale Hearing at which the Debtors shall present the Successful Bid to the Bankruptcy Court for approval.  Except with respect to the Stalking Horse Bid, the Debtors reserve all rights not to submit any bid to the Bankruptcy Court for approval which is not acceptable to the Debtors.  Nothing in these Bidding Procedures shall confer standing on any potential purchaser, including any Qualified Bidder, to seek relief from the Bankruptcy Court for any alleged failure by the Debtors to comply with the provisions of these Bidding Procedures, the Bidding Procedures Order, or any other order entered in connection with the Motion.

The Sale Hearing

20.           The Sale Hearing is presently scheduled to take place on May 17, 2005 at 2:00 p.m. (prevailing Chicago Time) before the Honorable Jack B. Schmetterer, in Courtroom 682, located at 219 S. Dearborn Street, Chicago, Illinois  60604.  In the Debtors’ sole discretion upon consultation with Vanco, the Sale Hearing may be adjourned or

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rescheduled without notice other than by an announcement of the adjournment at or before the Sale Hearing.

21.           Following the Sale Hearing approving the sale of the Assets to the Successful Bidder, if any such Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the next highest or otherwise best Qualified Bid, as disclosed at the Sale Hearing, shall be deemed to be the Successful Bid with respect to the relevant Assets and the Sellers shall be authorized, but not obligated, to effectuate such sale without further order of the Bankruptcy Court.  If such failure to consummate the purchase is the result of a breach by the Successful Bidder, the Successful Bidder’s Good Faith Deposit shall be forfeited to the Debtors and the Debtors specifically reserve the right to pursue any and all remedies against the breaching bidder.

Closing

22.           The closing of the sale of the assets of the Assets (the “Closing Date”) to the Successful Bidder(s) shall occur in accordance with the terms of the Stalking Horse Agreement Markup and/or, if Vanco is the Successful Bidder, in accordance with the terms of the Stalking Horse Agreement (including any amendments or modifications).

Creditors’ Committee Participation

23.           The Debtors shall consult with the Committee on a timely basis concerning all acts, decisions or determinations that the Debtors make, or propose to make, pursuant to or in connection with these Bidding Procedures and the transactions contemplated hereby.

Reservation of Rights

24.           The Debtors reserve the right, in their sole discretion and upon reasonable notice to Qualified Bidders (which may be in the form of a verbal or written announcement to Qualified Bidders), to (i) adjourn the deadlines set forth in the Bidding Procedures, including the Bid Deadline, Auction, and Sale Hearing, and (ii) cancel the Auction and Sale Hearing altogether.

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Schedule 2

Notice of Bid Deadline, Auction, and Sale Hearing

UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

In re:	)	Case No. 04-B-28747
	)	Jointly Administered
UNIVERSAL ACCESS GLOBAL	)	Chapter 11
HOLDINGS INC. et al.,	)	Honorable Jack B. Schmetterer
)
Debtors.	)
)
)

NOTICE OF BID DEADLINE, AUCTION, AND SALE HEARING IN
CONNECTION WITH THE DEBTORS’ SALE OF THE ASSETS

NOTICE IS HEREBY GIVEN, as follows:

1.             On March 25, 2005, the above-captioned debtors and debtors in possession (the “Debtors”) filed a motion (the “Motion”) pursuant to sections 105, 363 and 365, of title 11 of the United States Code (the “Bankruptcy Code”) and rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) seeking approval of, among other things, (i) the institution of bidding procedures (the “Bidding Procedures”) in connection with the Debtors’ sale of their Assets (as defined in the Motion), including a break-up fee payable to Vanco Direct USA, LLC (“Vanco”), and (ii) the scheduling of a bid deadline, auction date, and/or sale hearing (the “Bidding Schedule”).  On April 15, 2005, the United States Bankruptcy Court (the “Court”) entered an order (the “Bidding Procedures Order”) approving, among other things, the Bidding Procedures and Bidding Schedule.

2.             Universal Access Global Holdings Inc., Universal Access, Inc., Universal Access of Virginia, Inc., Tri-Quad Enterprises, Inc. and Universal Access Communications Inc. (collectively, the “Sellers”) and Vanco entered into the Asset Purchase Agreement, dated March 24, 2005 (the “Stalking Horse Agreement”) for the sale of substantially all of the assets of the Sellers (collectively, the “Assets”), but as set forth in the Bidding Procedures, the sale of the assets of the Assets remains subject to competing offers from any prospective qualified bidder.

3.             All interested parties are invited to become a Qualified Bidder and to make offers to purchase the assets of the Assets in accordance with the terms of the Bidding Procedures and Bidding Procedures Order, available upon faxed, written request from counsel to the Debtors, Duane Morris LLP, 227 West Monroe Street, Suite 3400, Chicago, Illinois 60606, Attention:  John Collen (facsimile number (312) 499-6701).  The deadline to submit bids (the “Bid Deadline”) is May 10, 2005 at 4:00 p.m. (prevailing Chicago Time).  Pursuant to the Bidding Procedures Order, the Debtors may conduct an auction (the “Auction”) for the sale of the Assets at Duane Morris LLP, 227 West Monroe Street, Suite 3400, Chicago, Illinois, on May 13, 2005 at 9:30 a.m. (prevailing Chicago Time), telephonically or at another time or location, as noticed to such bidder.

4.             The Bidding Procedures Order further provides that a Sale Hearing will be held following the Auction, if applicable, on May 17, 2005 at 2:00 p.m. (prevailing Chicago Time) before the Honorable Jack B. Schmetterer, in Courtroom 682, located at 219 S. Dearborn Street, Chicago, Illinois  60604.

5.             At the Sale Hearing, the Debtors intend to request that the Court enter an order, approving among other things, the prevailing bid of the successful bidder for the purchase of the Assets, pursuant to which the Debtors will transfer the Assets, free and clear of all liens and encumbrances pursuant to section 363(f) of the Bankruptcy Code.

6.             At the Sale Hearing, the Court may enter such orders as it deems appropriate under applicable law and as required by the circumstances and equities of these chapter 11 cases.  Objections, if any, to the sale of the Assets pursuant to the terms of the agreement reached between the Sellers and the successful bidder for the Assets shall be in writing, shall conform to the Bankruptcy Rules and the Local Rules of the Bankruptcy Court for the Northern District of Illinois, shall set forth the name of the objecting party, the nature and amount of any claims or interests held or asserted against the Debtors’ estate or properties, the basis for the objection and the specific grounds therefor, and shall be filed with the Bankruptcy Court and be served upon (i) the United States Trustee for the Northern District of Illinois, 227 West Monroe Street, Suite 3350, Chicago, Illinois 60606, Attention:  Stephen G. Wolfe, Esq.; (ii) counsel for the Debtors, Duane Morris LLP, 227 West Monroe Street, Suite 3400, Chicago, Illinois 60606, Attention: John Collen, Esq.; (iii) counsel for Vanco, Morrison Cohen, LLP, 909 Third Avenue, New York, New York, 10022, Attention Joseph T. Moldovan, Esq.; and (iv) counsel to the Official Committee of Unsecured Creditors, Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, Attention:  David W. Wirt, Esq., so as to be actually received on the date that is five business days prior to, and excluding, the date of the Sale Hearing.

7.             Copies of the Motion , the Stalking Horse Agreement, and the Bidding Procedures Order are available upon request from the undersigned counsel to the Debtors and via PACER at http://www.ilnb.uscourts.gov/.  All requests for information concerning the sale of the Assets should be directed by written request to Duane Morris LLP, 227 West Monroe Street, Suite 3400, Chicago, IL, 60606 Attention: John Collen, Esq.

Dated:	April 20, 2005
Chicago, Illinois

DUANE MORRIS LLP
Attorneys for the Debtors and
Debtors in Possession

By:
John Collen (A.R.D.C. #3127874)
Rosanne Ciambrone (A.R.D.C. #6199456)
DUANE MORRIS LLP
227 West Monroe St., Suite 3400
Chicago, Illinois 60606
Telephone: (312) 499.6783
Facsimile: (312) 499.6701

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Schedule 3

Notice of Assumption and Assignment

UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

In re:	)	Case No. 04-B-28747
	)	Jointly Administered
UNIVERSAL ACCESS GLOBAL	)	Chapter 11
HOLDINGS INC. et al.,	)	Honorable Jack B. Schmetterer
)
Debtors.	)	Hearing Date: May 17, 2005
	)	Time: 2:00 p.m.
	)	Objection Deadline: May 2, 2005

NOTICE OF DEBTORS’ INTENT TO ASSUME
AND ASSIGN CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED
LEASES AND THE FIXING OF CURE COSTS ASSOCIATED THEREWITH

NOTICE IS HEREBY GIVEN, as follows:

1.             On April 15, 2005, the United States Bankruptcy Court for the Northern District of Illinois (Eastern Division) (the “Bankruptcy Court” or the “Court”) entered an order (the “Bidding Procedures Order”), pursuant to sections 105, 363 and 365 of title 11 of the United States Code (the “Bankruptcy Code”) and rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure in the chapter 11 cases of the above-captioned debtors and debtors-in-possession (the “Debtors”) approving, among other things, the fixing of cure amounts (the “Cure Amounts”) related to the Debtors’ proposed assumption, sale and assignment of certain executory contracts, unexpired leases, and other agreements (the “Assigned Agreements”) listed on Exhibit A annexed hereto in connection with the sale of the Assets (as defined in the Bidding Procedures Order).  Universal Access Global Holdings Inc., Universal Access, Inc., Universal Access of Virginia, Inc., Tri-Quad Enterprises, Inc. and Universal Access Communications Inc. (collectively, the “Sellers”) may assume, sell and assign the Assigned Agreements to Vanco Direct USA, LLC (“Vanco”) under the terms of the Asset Purchase Agreement, dated March 24, 2005, between the Sellers and Vanco (the “Stalking Horse Agreement”), or alternatively to the

“Successful Bidder” for the sale of the Assets under the bidding procedures (the “Bidding Procedures”) approved by the Bankruptcy Court in the Bidding Procedures Order.(4)

2.             The Debtors believe that any and all defaults (other than the filing of these chapter 11 cases) and actual pecuniary losses under the Assigned Agreements can be cured by the payment of the Cure Amounts listed on Exhibit A annexed hereto.

3.             Any objections to (i) the assumption, sale and assignment of any Assigned Agreement, or (ii) the amount asserted as the Cure Amount (each, an “Assumption and/or Cure Objection”), must be in writing and set forth with specificity the nature of the objection and the cure amount that the objecting party believes should be paid in connection with the assumption of any such Assigned Agreement (the “Claimed Cure Amount”).

4.             To be considered a timely Assumption and/or Cure Objection, the Assumption and/or Cure Objection must be filed with the Bankruptcy Court and served upon (i) the United States Trustee for the Northern District of Illinois, 227 West Monroe Street, Suite 3350, Chicago, Illinois 60606, Attention:  Stephen G. Wolfe, Esq.; (ii) counsel for the Debtors, Duane Morris LLP, 227 West Monroe Street, Suite 3400, Chicago, Illinois 60606, Attention: John Collen, Esq.; (iii) counsel for Vanco, Morrison Cohen LLP, 909 Third Avenue, New York, New York 10022, Attention: Joseph T. Moldovan, Esq.; and (iv) counsel to the Official Committee of Unsecured Creditors, Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, Attention: David W. Wirt, Esq., so as to be received no later than May 2, 2005, at 4:00 p.m. (prevailing Chicago Time).

(4)           Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Stalking Horse Agreement, the Bidding Procedures Order, or the Motion Seeking Approval of (i) the Sale of the Assets; (ii) the Institution of Bidding Procedures and (iii) the Assumption and Assignment of Certain Executory Contracts or Unexpired Leases (the “Motion”), as applicable.

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5.             If an Assumption and/or Cure Objection is timely filed, a hearing with respect to that objection shall be held before the Honorable Jack B. Schmetterer, in Courtroom 682, located at 219 S. Dearborn Street, Chicago, Illinois  60604, at such date and time as the Debtors may schedule with the Court.  A hearing regarding the Cure Amount(s) or disputed Claimed Cure Amount(s), if any, for any Assigned Agreements may be continued at the Debtors’ sole discretion until after the Closing (as defined in the Stalking Horse Agreement).

6.             Unless the Assumption and/or Cure Objection is timely filed and served, the assumption, sale and assignment of the applicable Assigned Agreements may proceed without further notice at the hearing to approve the sale of the Assets.

7.             Parties that fail to file and serve timely Assumption and/or Cure Objections shall be deemed to have waived and released any and all rights to assert against the Debtors, Vanco or other Successful Bidder cure amounts different from the Cure Amounts listed on Exhibit A hereto and shall be forever barred and estopped from asserting or claiming against the Debtors, Vanco, or any assignee of any Assigned Agreements that any additional amounts are due or defaults exist, or prohibitions or conditions to assignment exist or must be satisfied, under such Assigned Agreements.

8.             If no Cure Amounts are due under the Assigned Agreements, and there are no objections to the Debtors’ assumption, sale and assignment of the Assigned Agreements filed by any Non-Debtor Counterparty (as defined in the Motion) to the Assigned Agreements, no further action need to be taken on the part of any Non-Debtor Counterparty to any Assigned Agreement.

9.             Assumption and/or Cure Objections that object solely to the Cure Amount may not prevent or delay the Debtors’ assumption, sale and assignment of any Assigned Agreements.  If a party objects solely to a Cure Amount, the Debtors may, in their sole discretion, hold the Claimed Cure Amount, or such other amount as the Court deems adequate, in reserve pending

4

further order of the Court or mutual agreement of the parties.  So long as the Debtors hold the Claimed Cure Amount, or such other amount as the Court deems adequate, in reserve, the Debtors can, without further delay, assume, sell and assign the Assigned Agreement that is the subject of such objection.  At that point, the objecting party’s recourse is limited to the funds held in reserve.

10.           The Debtors retain the right to remove any contract or lease from the list of contracts and leases that are designated as Assigned Agreements and are to be assumed and assigned in conjunction with a sale.  The Debtors’ decision to assume, sell and assign to Vanco the Assigned Agreements is subject to Court approval and the Closing.  Accordingly, absent final inclusion on the list of Assigned Agreements and absent Court approval and Closing, none of the Assigned Agreements shall be deemed assumed, sold or assigned, and shall in all respects be subject to further administration under the Bankruptcy Code.  The inclusion of any document on the list of Assigned Agreements shall not constitute or be deemed to be a determination or admission by the Debtors or Vanco that such document is, in fact, an executory contract or unexpired lease within the meaning of the Bankruptcy Code (all rights with respect thereto being expressly reserved).

Dated:	April 20, 2005
Chicago, Illinois

DUANE MORRIS LLP
Attorneys for the Debtors and
Debtors in Possession

By:
John Collen (A.R.D.C. #3127874)
Rosanne Ciambrone (A.R.D.C. #6199456)
DUANE MORRIS LLP
227 West Monroe St., Suite 3400
Chicago, Illinois 60606
Telephone: (312) 499.6783
Facsimile: (312) 499.6701

5

EXHIBIT A
(to Notice of Assumption and Assignment)

Assigned Agreements

Contract Title	Cure Amount
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13